UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2011

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Current Report on Form 8-K filed by OmniVision Technologies, Inc. (“OmniVision”) with the Securities and Exchange Commission on February 24, 2011 (the “February 24th Form 8-K”), Andrew Wang, one of OmniVision’s independent directors, retired and resigned effective as of February 24, 2011.  On February 24, 2011, OmniVision notified Nasdaq of Mr. Wang’s retirement and resignation and the resulting non-compliance with Nasdaq’s Listing Rule 5605, which requires that the Board be comprised of a majority of independent directors and that the Audit Committee be comprised of at least three members, each of whom must be independent.

As anticipated, on March 15, 2011, OmniVision received a letter from Nasdaq acknowledging that OmniVision is not in compliance with Nasdaq’s independent director requirements set forth in Listing Rule 5605.  In its letter, Nasdaq indicated that, consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide OmniVision a cure period in order to regain compliance until the earlier of OmniVision’s next annual stockholders’ meeting or February 24, 2012; provided, that if the next annual stockholders’ meeting is held before August 23, 2011, then OmniVision must provide evidence of compliance no later than August 23, 2011.

As previously reported in the February 24th Form 8-K, OmniVision is currently conducting a search for a qualified candidate to fill the vacancy left on its Board and expects that it will regain compliance with Nasdaq Listing Rules within the cure period provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong President and Chief Executive Officer

Date:  March 17, 2011